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                                                                     EXHIBIT 5.1
                             [Jones Day Letterhead]




                                 _________, 2005



AMERISAFE, Inc.
2301 Highway 190 West
DeRidder, Louisiana 70634


         Re: ______________ shares of Common Stock, par value $0.01 per share, to be Offered Through Underwriters

Ladies and Gentlemen:

         We are acting as counsel for AMERISAFE, Inc., a Texas corporation (the "Company"), in connection with the issuance and sale of up to ______________ shares of Common Stock, par value $0.01 per share, of the Company (the "Shares") pursuant to the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company and certain shareholders of the Company to be named therein and Friedman, Billings, Ramsey & Co., Inc., Keefe, Bruyette & Woods, Inc. and William Blair & Company, LLC, as representatives of the underwriters to be named therein ("Underwriters").

         In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares are duly authorized and, when issued and delivered to the Underwriters pursuant to the terms of the Underwriting Agreement against payment of the consideration therefor as provided therein, will be validly issued, fully paid, and nonassessable.

         Our examination of matters of law in connection with the opinion expressed herein has been limited to, and accordingly our opinion herein is limited to, the laws of the State of Texas. We express no opinion with respect to the laws of any other jurisdiction.


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AMERISAFE, Inc.
_________, 2005
Page 2


         We hereby consent to the filing of this opinion as Exhibit 5.1 to Registration Statement No. 333-_______ on Form S-1 (the "Registration Statement") filed by the Company to effect registration of the Shares under the Securities Act of 1933, as amended (the "Act") and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                          Very truly yours,